Exhibit 99.1

News Release
March 15, 2016

Erin Energy Announces Full Year and Fourth Quarter 2015 Results

Provides Operational Update on its West and East Africa Operations

HOUSTON, March 15, 2016 – Erin Energy Corporation (“Erin Energy” or the “Company”) (NYSE MKT: ERN) (JSE: ERN) announced today financial and operational results for the year ended December 31, 2015.
2015 Highlights:

•	Proved reserves up 32%

•	Crude sales volumes of more than 1.4 million net barrels of oil, a 186% increase over 2014

•	$68.4 million in revenue, a 27% increase over 2014

•	Achieved peak gross production rate of 13,100 barrels oil per day (11,500 net)

•	Completed seismic acquisitions in The Gambia and Kenya

“During 2015, we produced approximately 1.6 million net barrels of oil and generated revenues of more than $68 million,” said Kase Lawal, Chairman and Chief Executive Officer. “Even with the huge decline in commodity prices, 2015 was a year of significant milestones for Erin Energy, in which we completed the phase one of the Oyo expansion campaign, increased our reserves, and completed seismic acquisitions on two of our assets, which will help in high-grading our exploration portfolio.”

Lawal continued, “Our plan for 2016 includes the drilling of an additional development well to increase production, delaying some exploration activities, implement cost reduction by reducing our G&A and taking advantage of the low oil price environment to negotiate reduced cost of goods and services from vendors. We will continue to execute on the essential projects that will build long-term value for our shareholders.”

Operational Update

In 2015, the Company successfully completed and tied-in Oyo-8 and Oyo-7 wells with production commencing in May and June, respectively. Total oil production from the two wells in 2015 was 1.6 million barrels of oil, a 358% increase on 2014. This was notwithstanding the impact of initial curtailment in production from the Oyo-8 well necessitated total oil stored approaching the FPSO storage capacity while waiting for the export permit and the subsequent failure of the subsurface controlled sub-surface safety valve (SCSSV) after the permit was received.

Following several unsuccessful attempts to open the valve by normal methods, the Company has entered into a contract for the provision of light well intervention services, using the Island Constructor vessel to bring the well back to production. The Company expects to complete the intervention in April and re-establish production from Oyo-8.

Average net daily production for 2015, over the days production occurred, increased almost five-fold to 6,400 barrels of oil per day (bopd) compared to 1,300 bopd for 2014. For the fourth quarter 2015, during which time Oyo-8 was shut-in, net daily production was approximately 2,500 bopd compared with nil for the comparative period in 2014.

Sales for the year were 1.4 million barrels of oil, a more than three-fold increase from 2014. The average price received for the period, however, was $47.24 per barrel, a 125% drop on the average price of $106.41 for 2014, reflecting the decline in global oil commodity prices. Crude oil inventory was approximately 0.2 million barrels at December 31, 2015.

In The Gambia, the Company completed a 1,613 square kilometer 3-D seismic data acquisition over its offshore A2 and A5 blocks. The seismic data is currently being processed and is expected to be completed mid-year 2016.

In Kenya, Erin Energy completed the acquisition of 2-D seismic on its onshore Kenya blocks, L-1B and L-16. The processing has been completed and interpretation is ongoing. Based on the preliminary interpretation of the 2-D data, the Company applied for and was granted an additional two-year exploration period for these two blocks. The Company was also granted an 18-month extension of its Initial Exploration Period for its offshore Kenya blocks, L-27 and L-28.

In Ghana, the Company completed its technical and commercial evaluation of the three previously discovered oil fields on the Expanded Shallow Water Tano block and announced total discovered in-place volumes were assessed at approximately 500 million barrels of oil and 282 billion cubic feet of gas. Erin Energy is working with its joint venture partners and relevant government entities on further optimization studies and adjustments to the fiscal terms in the agreement to enhance the economics of the development in this low oil price environment.

The Company’s total net proved oil reserves as of December 31, 2015 increased 32.4% to 12.0 million barrels (MMbbls), versus 9.1 MMbbls at year-end 2014. The Company’s reported reserves are prepared by DeGolyer and MacNaughton.

Financial Summary

Full year 2015 revenues were $68.4 million, up 27% from $53.8 million in 2014. Fourth quarter 2015 revenues were $39.8 million in spite of the shut-in, and compared to nil for the same period in 2014.

The Company had a non-cash impairment of $281.8 million resulting in a reported net loss of $451.5 million or $2.13 per share for full year 2015 compared with a net loss of $96.1 million or $0.49 loss per share for full year 2014. This was due primarily to the non-cash write-down of the value of its oil and gas properties, given the current commodity price, and higher depreciation, depletion and amortization costs of $99.1 million. When adjusted for certain items that impact the comparability of results, the Company had an adjusted net loss (1) of $70.6 million or (2) $0.33 loss per share.

Exploration expenses totaled $16.4 million for the full year, primarily related to the seismic acquisitions in The Gambia and Kenya. Total exploration expenses for the fourth quarter were $3.2 million. As of December 31, 2015 cash, cash equivalents and restricted cash were approximately $17.0 million.

(1)	(2) Non-GAAP financial measures. Please see attached Appendix A for the reconciliations of adjusted net loss and adjusted net loss per share.

Conference Call and Webcast Information

The Company will host a conference call on Wednesday, March 16, 2016 at 10:00 a.m. CT (11:00 a.m. ET) to discuss the results and update its current operations. The dial-in number to access the conference call is +1-877-270-2148 in the United States or +1-412-902-6510 internationally. Participants should ask the call operator to be placed on the “Erin Energy Fourth Quarterly Conference Call.” To access the live audio webcast, please visit the “Investors” section of the Company’s website at www.erinenergy.com.

For those unable to participate in the conference call, a replay will be available for audio playback until March 23, 2016. The number to access the conference call replay is 1-877-344-7529 or outside the US 1-412-317-0088. The passcode for the replay is 10081051.

Erin Energy Corporation is an independent oil and gas exploration and production company focused on energy resources in sub-Saharan Africa. Its asset portfolio consists of 9 licenses across 4 countries covering an area of 40,000 square kilometres (~10 million acres), including current production and other exploration projects offshore Nigeria, as well as exploration licenses offshore Ghana, Kenya and The Gambia, and onshore Kenya. Erin Energy is headquartered in Houston, Texas, and is listed on the New York and Johannesburg Stock Exchanges under the ticker symbol ERN.

For more information about Erin Energy or to request a hard copy of the Company’s most recent complete audited financial statements free of charge, please call +1 713 797 2940 or visit www.erinenergy.com.

Non-GAAP Financial Measures

Adjusted net loss and adjusted net loss per share are supplemental non-GAAP financial measures used by management and external users of the Company's consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines adjusted net loss as net loss excluding certain non-cash and non-recurring items, including non-cash changes in the fair value of assets, non-cash and non-recurring charges. The Company defines adjusted net loss per share as adjusted net loss per common share attributable to Erin Energy Corporation. We believe adjusted net loss and adjusted net loss per share are useful to investors because they provide investors with a more meaningful measure of our profitability before recording certain items for which the timing or amount cannot be reasonably determined. However, these measures are provided in addition to, not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP. Our computations of adjusted net loss and adjusted net loss per share may not be comparable to other similarly titled measures of other companies. The attached table presents a reconciliation of net loss and net loss per share, the most directly comparable GAAP financial measures, to adjusted net loss and adjusted net loss per share, respectively, for the periods indicated.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, concerning activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Although the Company believes the expectations reflected in these forward-looking statements are reasonable, they involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect.

The Company’s actual results could differ materially from those anticipated or implied in these forward-looking statements due to a variety of factors, including the Company’s ability to successfully finance, drill, produce and/or develop the wells and prospects identified in this release, and risks and other risk factors discussed in the Company’s periodic reports filed with the Securities and Exchange Commission. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. You should not place undue reliance on forward-looking statements, which speak only as of their respective dates. The Company undertakes no duty to update these forward-looking statements.

Source: Erin Energy Corporation

Contact:
Lionel McBee, +1 713 797 2960
Director, Investor Relations and Corporate Communications
lionel.mcbee@erinenergy.com

ERIN ENERGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share amounts)
(Unaudited)

	Years Ended December 31,
	2015	2014	2013
Revenues:
Crude oil sales, net of royalties	$68,429	$53,844	$63,736
Operating costs and expenses:
Production costs	90,079	80,296	84,431
Crude oil inventory (increase) decrease	(2,502)	14,512	(14,004)
Workover expenses	972	—	—
Exploratory expenses	16,437	14,283	5,501
Depreciation, depletion and amortization	99,110	23,756	16,875
Impairment of oil and gas properties	281,768	—	—
Loss on settlement of asset retirement obligations	3,653	—	—
General and administrative expenses	15,905	14,322	14,460
Total operating costs and expenses	505,422	147,169	107,263
Operating loss	(436,993)	(93,325)	(43,527)
Other income (expense):
Currency transaction gain (loss)	2,520	1,758	224
Interest expense	(17,986)	(4,383)	(99)
Other, net	—	(358)	(87)
Total other income (expense)	(15,466)	(2,983)	38
Loss from continuing operations before income taxes	(452,459)	(96,308)	(43,489)
Income tax expense	—	—	—
Net loss from continuing operations	(452,459)	(96,308)	(43,489)
Discontinued operations
Net loss from discontinued operations, net of tax	—	—	(36)
Net loss from discontinued operations	—	—	(36)
Net loss before non-controlling interest from continuing operations	(452,459)	(96,308)	(43,525)
Net loss attributable to non-controlling interest	962	246	—
Net loss attributable to Erin Energy Corporation	$(451,497)	$(96,062)	$(43,525)
Net loss per common share attributable to Erin Energy Corporation - basic:
Continuing operations	$(2.13)	$(0.49)	$(0.3)
Discontinued operations	$—	$—	$—
Total	$(2.13)	$(0.49)	$(0.3)
Net loss per common share attributable to Erin Energy Corporation - diluted:
Continuing operations	$(2.13)	$(0.49)	$(0.3)
Discontinued operations	$—	$—	$—
Total	$(2.13)	$(0.49)	$(0.3)
Weighted-average common shares outstanding:
Basic	211,616	194,745	146,452
Diluted	211,616	194,745	146,452

ERIN ENERGY CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
(Unaudited)

	As of December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$8,363	$25,143
Restricted cash	8,661	1,496
Accounts receivable - trade	1,029	—
Accounts receivable - partners	287	496
Accounts receivable - related party	1,186	624
Accounts receivable - other	28	54
Crude oil inventory	4,789	1,089
Prepaids and other current assets	2,245	2,929
Total current assets	26,588	31,831
Property, plant and equipment:
Oil and gas properties (successful efforts method of accounting), net	348,331	595,269
Other property, plant and equipment, net	1,173	1,060
Total property, plant and equipment, net	349,504	596,329
Other non-current assets
Restricted cash	—	8,909
Debt issuance costs	—	1,307
Other non-current assets	67	67
Other assets, net	67	10,283
Total assets	$376,159	$638,443
LIABILITIES AND EQUITY (CAPITAL DEFICIENCY)
Current liabilities:
Accounts payable and accrued liabilities	$213,120	$108,047
Accounts payable and accrued liabilities - related party	30,133	9,391
Asset retirement obligations	—	12,703
Current portion of long-term debt - Term loan facility	98,118	6,200
Total current liabilities	341,371	136,341
Term loan facility	—	93,000
Long-term notes payable - related party	120,006	61,185
Asset retirement obligations	20,609	13,830
Other long-term liabilities	—	82
Total liabilities	481,986	304,438
Commitments and contingencies
Equity (Capital deficiency):
Preferred stock $0.001 par value - 50,000,000 shares authorized; none issued and outstanding as of December 31, 2015 and 2014, respectively	—	—
Common stock $0.001 par value - 416,666,667 shares authorized; 211,615,773 and 210,307,502 shares outstanding as of December 31, 2015 and 2014, respectively	212	210
Additional paid-in capital	789,615	778,095
Accumulated deficit	(896,451)	(444,954)
Total equity (deficit) - Erin Energy Corporation	(106,624)	333,351
Non-controlling interests	797	654
Total equity (capital deficiency)	(105,827)	334,005
Total liabilities and equity (capital deficiency)	$376,159	$638,443

ERIN ENERGY CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Years Ended December 31, 2015
	2015	2014	2013
Cash flows from operating activities
Net loss, including non-controlling interest	$(452,459)	$(96,308)	$(43,525)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Depreciation, depletion and amortization	97,179	21,590	14,640
Impairment of oil and gas properties	281,768	—	—
Asset retirement obligation accretion	1,931	2,166	2,235
Amortization of debt issuance costs	2,766	147	—
Loss on settlement of asset retirement obligations	3,653	—	—
Related party liability offset	—	(32,880)	—
Unrealized currency transaction (gain) loss	(2,520)	(1,572)	(224)
Share-based compensation	5,027	3,095	2,013
Payments to settle asset retirement obligations	(16,640)	—	—
Other	—	(17)	16
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(804)	562	(3,046)
(Increase) decrease in crude oil inventory	(2,502)	14,512	(14,004)
(Increase) decrease in prepaids and other current assets	746	(1,672)	156
(Increase) decrease in other non-current assets	—	(15)	—
Increase in accounts payable and accrued liabilities	84,000	56,845	5,114
Net cash provided by (used in) operating activities	2,145	(33,547)	(36,625)
Cash flows from investing activities
Capital expenditures	(84,038)	(128,510)	(602)
Allied transaction	—	(170,000)	—
Net cash used in investing activities	(84,038)	(298,510)	(602)
Cash flows from financing activities
Proceeds from the issuance of common stock	—	270,000	—
Proceeds from the exercise of stock options and warrants	1,855	415	—
Proceeds from (repayments of) term loan facility	(338)	100,000	—
Debt issuance costs	—	(2,082)	—
Proceeds from note payable - related party, net	61,815	10,649	4,350
Funds restricted for debt service	—	(10,405)	—
Allied Transaction adjustments	—	(12,440)	29,234
Funding from non-controlling interest	553	900	—
Net cash provided by financing activities	63,885	357,037	33,584
Effect of exchange rate on cash and cash equivalents	1,228	—	—
Net increase (decrease) in cash and cash equivalents	(16,780)	24,980	(3,643)
Cash and cash equivalents at beginning of year	25,143	163	3,806
Cash and cash equivalents at end of year	$8,363	$25,143	$163
Supplemental disclosure of cash flow information
Cash paid for:
Interest, net	$11,114	$8	$99
Supplemental disclosure of non-cash investing and financing activities:
Issuance of common shares for settlement of liabilities	$125	$—	$—
Discount on notes payable pursuant to issuance of warrants	$4,911	$—	$—
Reduction in accounts payable from settlement of Northern Offshore contingency	$24,307	$—	$—
Receivable from non-controlling interest	$552	$—	$—
Related party accounts payable, net, settled with related party notes payable	$—	$(32,880)	$1,274
Non-cash gain from asset retirement obligation extinguishment	$—	$—	$5,833
Change in asset retirement obligation estimate	$(4,284)	$3,766	$—
Net assets contributed by parent	$—	$—	$61,205

Appendix A

ERIN ENERGY CORPORATION
Adjusted Net Loss and Adjusted Net Loss Per Share
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		For the Years Ended
	December 31		December 31
	2015	2014	2015	2014
Net loss to Adjusted net loss reconciliation:
Net loss attributable to Erin Energy Corporation	$(350,594)	$(27,051)	$(451,497)	$(96,062)
Add:
Depreciation, depletion and amortization	54,176	(8,920)	99,110	23,756
Impairment of oil and gas properties	281,768	—	281,768	—
Adjusted net loss	$(14,650)	$(35,971)	$(70,619)	$(72,306)

Net loss per share attributable to Erin Energy Corporation - basic and diluted	$(1.66)	$(0.13)	$(2.13)	$(0.49)
Add: Impact of adjustments	$1.59	$(0.04)	$1.80	$0.12
Adjusted net loss per common share attributable to Erin Energy Corporation - Basic and diluted	$(0.07)	$(0.17)	$(0.33)	$(0.37)

Weighted-average common shares outstanding:
Basic	211,574	210,300	211,616	194,745
Diluted	211,574	210,300	211,616	194,745